UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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DCP Holding Company

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The Board of Directors of DCP Holding Company sent by facsimile the following letter to the Company’s shareholders.

[DCP Letterhead]

December 10, 2013

Dear Fellow DCP Shareholders:

As we previously announced, the Special Meeting of Shareholders is scheduled to be reconvened tomorrow, December 11, 2013. As of today, a significant number of our shareholders have not yet voted on the proposals, and we do not have sufficient votes to approve the proposals. We believe that the proposed changes should be considered by all of our shareholders and we strongly encourage all shareholders to vote on the matters presented.

Given the importance and complexity of the proposals, and the number of shareholders who have not yet voted, we expect that at the Special Meeting of Shareholders tomorrow, the meeting will be adjourned to January 9, 2014. We are providing you with this notice of our intent so that you are not inconvenienced by this expected action. We will provide you with notice of the adjournment and the date, time and place for the reconvened meeting.

If you need another copy of the proxy statement or proxy card or if you have questions about the proposed changes to the Dental Care Plus Group Articles of Incorporation and Code of Regulations, please feel free to contact Tony Cook or Robert Hodgkins at (513)-554-1100. Please call me or a member of the Board of Directors if you would like to discuss the proposals, and we encourage each of you to vote.

Sincerely,

/s/ Stephen T. Schuler, DMD
Chairman of the Board of Directors

Additional Information and Where to Find It

In connection with the Special Meeting of Shareholders, the Company filed with the SEC a definitive proxy statement and other relevant documents on October 8, 2013. The definitive proxy statement and a form of proxy have been mailed to the Company’s shareholders. Shareholders are urged to read the definitive proxy statement and any other documents filed with the SEC in connection with the Special Meeting because they contain important information about the proposals. Shareholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC by directing a request to: DCP Holding Company, ATTN: Robert C. Hodgkins, Jr., 100 Crowne Point Place, Sharonville, Ohio 45241. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s shareholders on behalf of the Company’s board of directors in connection with the foregoing. Information concerning such participants and their respective direct or indirect interests in the Company by security holdings or otherwise is included in the Company’s definitive proxy statement.